                                                                     EXHIBIT 3.1



                 AMENDED AND RESTATED CERTIFICATE OF FORMATION
                                       OF
                          NEXTLINK INVESTMENTS, L.L.C.


     The undersigned, for the purpose of forming a limited liability company under the Washington Limited Liability Company Act, hereby adopts the following Amended and Restated Certificate of Formation.

     1.  The name of the limited liability company is hereby changed to:
NEXTLTNK Communications, L.L.C.

     2. The latest date upon which the limited liability company is to dissolve is: DECEMBER 31, 2025.

     3.  The name of the registered agent of the limited liability company is:
DWTR&J CORP.

     4. The street address of the registered agent's office address is: 2600 CENTURY SQUARE, 1501 FOURTH AVENUE, SEATTLE, WA. 98101-1688.

     5. The address of the principal place of business of the limited liability company is: 2320 CARILLON POINT, KIRKLAND, WA. 98033.

     6.  The name and address of each person executing this certificate is:


                        Name              Address
                        ----              -------
                     JAY D. HULL          1300 S.W. FIFTH AVENUE
                                          SUITE 2300
                                          PORTLAND, OR. 97201


     7. Management of the limited liability comidanv shall be vested in one or more managers.

     8. This Amended and Restated Certificate of Formation will be effective upon filing.
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This document is hereby executed under penalties of perjury and is, to the best of the undersigned's knowledge, true and correct.

Dated:  MARCH 21, 1996


                                 /s/ R. Bruce Easter, Jr.
                                -----------------------------
                                R. BRUCE EASTER, JR.,
                                Vice President of
                                NEXTLINK, Inc., Manager

                                      -2-
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                   CONSENT TO APPOINTMENT AS REGISTERED AGENT



          DWTR&J Corp., a Washington corporation, hereby consents to serve as Registered Agent, in the State of Washington, for the limited liability company herein named. DWTR&J Corp. understands that as agent for the limited liability company it will be responsible to accept Service of Process in the name of the limited liability company and to immediately notify the Office of the Secretary of State in the event of its resignation or of any change in the Registered Office address of the limited liability company for which it is agent.


                                  DWTR&J CORP.


March 21, 1996
                             By:   /s/ Jay D. Hull
                                  ----------------------------
                                  JAY D. HULL, Vice President

                                  2600 Century Square
                                  1501 Fourth Avenue
                                  Seattle, Washington 98101-1688

                                      -3-